(212) 278-1535



                                         October 15, 1996



BY FEDERAL EXPRESS AND BY EDGAR (ELECTRONIC FILING)
---------------------------------------------------

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549


            Re: Emons Transportation Group, Inc.
                Proxy Statement
                --------------------------------------


Ladies and Gentlemen:

          On behalf of our client, Emons Transportation Group, Inc., a Delaware corporation (the "Company"), we are filing electronically, pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934 (the "Act"), one copy of the definitive proxy statement ("Proxy Statement") to be furnished to stockholders of the Company in connection with the annual meeting of stockholders to be held on November 20, 1996. It is expected that the definitive proxy materials were mailed to stockholders on or about October 15, 1996. A courtesy copy of the Proxy Statement and forms of proxy have been forwarded to you by overnight mail on the date hereof.

          In connection with the filing of the preliminary proxy statement with the Staff on September 23, 1996, the filing fee in the amount of $125.00 was wired to the account of the Securities and Exchange Commission at Mellon Bank in Pittsburgh, Pennsylvania on Friday, September 20, 1996, under the Reference:
Emons Transportation Group, Inc., CIK = 32666.

          Please acknowledge receipt of the Proxy Statement (i) electronically to R.R. Donnelley Financial Services on Compuserve to account number:
71111,1443, and (ii) by time stamping a copy

Securities and Exchange Commission
October 15, 1996
Page 2

of this letter and returning it to me in the stamped, return-addressed envelope enclosed herewith.

          Upon the Staff's request, we will promptly supply additional copies of the Proxy Statement. Please direct your comments or questions with respect to the enclosed materials to the undersigned at (212) 278-1535.


                                    Very truly yours,

                                    /s/ Wendy Ferber

                                    Wendy Ferber

Enclosures



cc:  Office of Filer Support, U.S. Securities
        and Exchange Commission (with enclosures)
     Mr. Robert Grossman (w/o enclosures)
     Mr. Scott F. Ziegler (w/o enclosures)
     Michael W. Stamm, Esq. (with enclosures)

                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrants [X]

Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_] Preliminary Proxy Statement             [_] Confidential, for use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))


[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                         Emons Transportation Group, Inc.
                (Name of Registrant as Specified In Its Charter)


                         Emons Transportation Group, Inc.
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(1), or 14a-6(i)(2)

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed pursuant to Exchange Act Rules 14a-6(i)(4) and 0-11.


[X] Fee paid previously with preliminary materials.


----------------

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                       EMONS TRANSPORTATION GROUP, INC.
                            96 South George Street
                           York, Pennsylvania  17401

                              -------------------

                         NOTICE OF 1996 ANNUAL MEETING
                                OF STOCKHOLDERS
                         TO BE HELD NOVEMBER 20, 1996

                               -----------------


TO THE STOCKHOLDERS OF EMONS TRANSPORTATION GROUP, INC.:

         NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders of Emons Transportation Group, Inc. (the "Company") will be held on Wednesday, November 20, 1996, at 9:00 a.m., local time, in The Yorktowne Hotel, 48 East Market Street, York, Pennsylvania 17401, for the following purposes:

         (1) To elect five directors of the Company to serve for the ensuing year and until their successors are elected and qualified;

         (2)      To ratify the adoption of the 1996 Stock Option Plan;

         (3) To amend the Certificate of Incorporation of the Company to increase the authorized number of shares of Common Stock of the Company from eleven million to fifteen million;

         (4) To ratify the appointment of Arthur Andersen LLP as independent public accountants to examine the financial statements of the Company for its 1997 fiscal year; and

         (5) To transact such other business as may properly come before the meeting or any adjournments thereof.

         Provision is made on the enclosed proxy card(s) for your direction as to the matters set forth as items 1 through 4 above.

         Only holders of the Company's Common Stock and $.14 Series A Cumulative Convertible Preferred Stock of record at the close of business on October 1, 1996 are entitled to receive notice of and to vote at the Annual Meeting of Stockholders and at all adjournments thereof.

         A copy of the Company's Annual Report to Stockholders for the year ended June 30, 1996 is enclosed herewith.

         Whether or not you plan to attend the meeting in person, you are urged to fill out, sign and mail promptly the enclosed proxy in the accompanying envelope on which no postage is required if mailed in the United States.

                                        By Order of the Board of Directors

                                        ---------------------------------------
                                        Scott F. Ziegler
                                        Secretary

York, Pennsylvania
October 15, 1996

                       EMONS TRANSPORTATION GROUP, INC.
                            96 South George Street
                           York, Pennsylvania  17401


Dear Stockholder:

         On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders to be held at 9:00 a.m., on November 20, 1996 in The Yorktowne Hotel, 48 East Market Street, York, Pennsylvania 17401 (the "Meeting").

         I look forward to greeting you personally. The accompanying Proxy Statement describes the matters to be acted on at the Meeting, and I urge you to read it carefully.

         At the Meeting, in addition to the election of five directors and the appointment of Arthur Andersen LLP as independent public accountants, your Board of Directors is recommending the approval of an amendment of the Certificate of Incorporation of Emons Transportation Group, Inc. to increase the authorized number of shares of Common Stock of the Company from eleven million to fifteen million and ratification of the 1996 Stock Option Plan. Your Board of Directors believes that ratification of the approval of the amendment to the Company's Certificate of Incorporation and the 1996 Stock Option Plan are in the best interests of all stockholders and has unanimously recommended that you vote "FOR" both proposals.

         It is important that your shares be represented at the Meeting regardless of the number of shares you may hold. In order for your vote to be counted, you must sign, date and return the enclosed proxy card or attend the meeting in person. I urge you to sign and return the enclosed proxy card promptly.

                                                Sincerely,

                                                Robert Grossman
                                                Chairman
                                                and Chief Executive Officer

York, Pennsylvania
October 15, 1996

                       EMONS TRANSPORTATION GROUP, INC.
                            96 South George Street
                           York, Pennsylvania 17401

                             --------------------

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held November 20, 1996

                             --------------------

                                 SOLICITATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (sometimes hereinafter referred to as the "Board") of Emons Transportation Group, Inc. (the "Company"), to be voted at the annual meeting of stockholders to be held on November 20, 1996 (the "Meeting"), at 9:00 a.m., local time, in The Yorktowne Hotel, 48 East Market Street, York, Pennsylvania 17401, and at any postponement or adjournments thereof, for the purposes set forth in the foregoing notice of the Meeting. This Proxy Statement and the enclosed proxy are being sent to stockholders commencing on or about October 15, 1996.

         Solicitation will be primarily by mail but may also be made by personal interview or by telephone, in each case by officers and regular employees of the Company who will not be additionally compensated therefor. The Company will request persons such as brokers, nominees and fiduciaries, holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and request authority for the execution of the proxy. The total cost of soliciting proxies will be borne by the Company.

                                    VOTING

         Holders of record at the close of business on October 1, 1996 (the "Record Date") of Common Stock, par value $.01 per share, of the Company ("Common Stock") and $.14 Series A Cumulative Convertible Preferred Stock of the Company ("Convertible Preferred Stock") will be entitled to vote at the Meeting.

         On the Record Date, there were 5,742,689 shares of Common Stock and 1,680,230 shares of Convertible Preferred Stock outstanding. Each share of Common Stock and Convertible Preferred Stock outstanding on the Record Date will be entitled to one vote at the Meeting, with the Common Stock and Convertible Preferred Stock voting together as a single class. Holders of Common Stock and Convertible Preferred Stock are not entitled to cumulate their votes on any matter to be considered at the Meeting. The presence at the Meeting, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock and Convertible Preferred Stock outstanding on the Record Date constitutes a quorum for the transaction of business by such holders at the Meeting.

         At the Meeting, abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum. For the purpose of computing the vote required for approval of matters to be voted on at the Meeting, shares held by stockholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter, except that abstentions will have no effect on the election of directors of the Company. However, in the case of a broker non-vote as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote will have no effect on the outcome of the vote on the matter, except that, in the case of any matter which requires the affirmative vote of a majority of the outstanding stock entitled to vote, a broker non-vote will have the same legal effect as a vote against the matter. A "broker non-vote" refers to shares represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on such matter.

         The holder of 2,835,432 shares of Common Stock and 1,204,890 shares of Convertible Preferred Stock (or approximately 49% and 72% of the outstanding Common Stock and Convertible Preferred Stock, respectively, entitled to vote at the Meeting) has advised the Company that it intends to vote such shares, in person or by proxy, proportionally in accordance with the votes cast by the other holders of the outstanding Common Stock and Convertible Preferred Stock. The holder holds such shares as escrow agent for holders of claims and interests in Emons Industries, Inc., a direct wholly-owned subsidiary of the Company ("Industries"), pursuant to the Second Amended and Restated Joint Plan of Reorganization of Industries and ET Railcar Corporation dated November 10, 1986, and in such capacity has the right to vote such shares. See "PRINCIPAL STOCKHOLDERS".

         Proxies in the enclosed form are solicited by the Board of Directors of the Company in order to provide every stockholder an opportunity to vote on all matters scheduled to come before the Meeting, whether or not the stockholder attends in person. If proxies in the enclosed form are properly executed and returned, the shares represented thereby will be voted at the Meeting in accordance with the stockholder's directions. In the absence of specific directions, properly executed proxies will be voted "FOR" the election of five directors, "FOR" the 1996 Stock Option Plan, "FOR" the Amendment to the Certificate of Incorporation of the Company to increase the authorized number of shares of Common Stock and "FOR" the ratification of the appointment of Arthur Andersen LLP as independent public accountants. A stockholder who submits a proxy may revoke it at any time prior to the voting of the proxy by written notice to the Secretary of the Company or by attending the meeting and voting such stockholder's shares in person.

                             ELECTION OF DIRECTORS

         The by-laws of the Company provide that the number of directors of the Company shall be determined by the Board of Directors. The Board has set the number of directors at five. The directors are to be elected at the Meeting by the holders of Common Stock and Convertible Preferred Stock, to hold office until their successors have been elected and qualified. It is intended that, unless authorization to do so is withheld, the proxies will be voted "FOR" the election of the nominees named below. All of the nominees are now directors of the Company. Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected. However, if any nominee shall become unable to stand for election as a director at the Meeting, an event not now anticipated by the Board, the proxy will be voted for a substitute designated by the Board.

         The nominees are listed on the following pages with brief statements of their principal occupations and other information. Four of the nominees for director named below were elected by the stockholders to their present terms as directors at the annual meeting in 1995 and one was elected by the Board on March 20, 1996.


                                                                  Principal                                          Director
           Nominee                         Age                    Occupation                                          Since*
           -------                         ---                    ----------                                          -------
Robert Grossman                             55                    Chairman of the Board                                1972
                                                                  and Chief Executive Officer
                                                                  of the Company

Kimberly A. Madigan                         40                    Principal of Chambers,                               1995
                                                                  Conlon & Hartwell

Robert J. Smallacombe                       63                    President and Chief Executive Officer of             1983
                                                                  Executive Advisory Group Ltd.

Alfred P. Smith                             42                    President and Chief                                  1992
                                                                  Operating Officer of the Company,
                                                                  President of the Maryland
                                                                  and Pennsylvania Railroad Company and
                                                                  Yorkrail, Inc., President and Chief
                                                                  Operating Officer of the St. Lawrence
                                                                  & Atlantic Railroad Company and Maine
                                                                  Intermodal Transportation, Inc.

Dean H. Wise                                42                    Partner at Carlisle, Fagan, Gaskins &                  1996
                                                                  Wise, Inc.

* Dates set forth in this column include periods served as director of Industries prior to the creation of the Company in 1986.

         Robert Grossman. Mr. Grossman, who devotes all of his business time to the Affairs of the Company, has been a Director and the Chairman of the Board and Chief Executive Officer of the Company since its inception in December, 1986 and was President of the Company until September, 1996. He is now, and for more than five years has been, the Chairman of the Board, President, or Chief Executive Officer of each direct or indirect wholly-owned subsidiary of the Company. Mr. Grossman has held various offices with the Company and its subsidiaries since 1971.

         Kimberly A. Madigan. Ms. Madigan has been a Principal of Chambers, Conlon & Hartwell, a company which consults on transportation and government relations issues, since December, 1993. Ms. Madigan was a member of the National Mediation Board, which directs the actions and policies of the government agency charged with the administration of the Railway Labor Act, from August, 1990 to July, 1992 and Chairman of the National Mediation Board from July, 1992 to December, 1993.

         Robert J. Smallacombe. Mr. Smallacombe has been President and Chief Executive Officer of Executive Advisory Group Ltd., a consulting and management services firm, since March, 1986. Since June 1, 1996, Mr. Smallacombe has served as a Director for Northstar Rehabilitation, Inc., located in Indiana, Pennsylvania, and Chairman of its Audit Committee. Mr. Smallacombe has been a Director of Allied Devices Corporation, located in Baldwin, New York, since July, 1996. He was President and Chief Operating Officer of O'Brien Environmental Energy, Inc., from September, 1994 to May, 1996. On September 28, 1994, O'Brien Environmental Energy, Inc., filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of New Jersey. From February, 1993 to May, 1994 Mr. Smallacombe was Chief Executive Officer of Cardinal Publishing, a publisher of church bulletins.

         Alfred P. Smith. Mr. Smith has been the President and Chief Operating Officer of the Company since September, 1996 and the President of the Maryland and Pennsylvania Railroad Company since January, 1987 and Yorkrail, Inc. since December, 1987. Mr. Smith has been the President and/or Chief Operating Officer of Maine Intermodal Transportation, Inc. since 1994 and St. Lawrence & Atlantic Railroad Company since May, 1989. Mr. Smith was Executive Vice President of the Company from September, 1992 to September, 1996 and was Vice President of the Company from January, 1987 to September, 1992. Mr. Smith joined the Company in 1981 and holds various offices with other subsidiaries of the Company.

         Dean H. Wise. Mr. Wise has been a Partner since April, 1995, with Carlisle, Fagan, Gaskins & Wise, Inc., a management consulting firm based in Concord, Massachusetts specializing in transportation and logistics services. Mr. Wise held various positions, most recently as Vice President, at Mercer Management Consulting, Inc., a management consulting firm, from July, 1983, until March, 1995.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has three standing committees: an Audit Committee, a Management Compensation Committee and an Executive Committee.

         Audit Committee. The Audit Committee is charged with recommending appointment of the independent auditors, consulting with the independent auditors and reviewing the results of internal audits, independent audits, and the audit report with the independent auditors engaged by the Company. Further, the Audit Committee is empowered to make independent investigations and inquiries into all financial reporting or other financial matters of the Company, as it deems necessary. The members of the Audit Committee are Kimberly
A. Madigan, Robert J. Smallacombe and Dean H. Wise, who replaced Sanders D. Newman.

         Management Compensation Committee. The Management Compensation Committee reviews, and recommends to the Board of Directors, the compensation of executive officers of the Company and reviews and recommends to the Board of Directors the adoption of any compensation plans in which officers are eligible to participate. The Management Compensation Committee also administers the Company's 1986 Stock Option Plan, Incentive Compensation Plan and 1991 Restricted Stock Plan. The members of the Management Compensation Committee are Kimberly A. Madigan, Robert J. Smallacombe and Dean H. Wise, who replaced Sanders D. Newman.

         Executive Committee. The Executive Committee has general authority over the supervision and direction of the finances and business of the Company and has the power and authority of the Board of Directors, except as limited by the Company's Certificate of Incorporation, in the management of the business and affairs of the Company between meetings of the Board of Directors. The members of the Executive Committee are Robert Grossman, Alfred P. Smith and Kimberly A. Madigan.

         During the fiscal year ended June 30, 1996, the Board of Directors of the Company held four regularly scheduled meetings and one by unanimous written consent. The Management Compensation Committee held three meetings, and the Audit Committee held two meetings. The Executive Committee held no meetings. Each director who is standing for re-election attended 100% of the aggregate number of meetings of the Board of Directors and of the committees of the Board on which they served.

         The Company currently pays each director who is not a full-time employee of the Company a yearly retainer of $10,000 and a fee of $500 for each Board meeting attended or committee meeting attended which is not held on the same day as a Board meeting. A fee of $250 is paid to each director who is not a full-time employee for each telephonic Board meeting attended and for each committee meeting held the same day as a meeting of the Board.

                              EXECUTIVE OFFICERS

         The following table sets forth certain information regarding the executive officers of the Company:

        Name                    Age                                Principal Position with the Company
        ----                    ---                                -----------------------------------
Robert Grossman                 55                  Chairman and Chief Executive Officer of the Company and
                                                    Chairman or President of each of its direct and indirect wholly-
                                                    owned subsidiaries

Scott F. Ziegler                40                  Vice President - Finance, Controller and Secretary of the Company
                                                    and Vice President, Controller and Secretary of each of its direct and indirect wholly-owned subsidiaries

Alfred P. Smith                 42                  President and Chief Operating Officer of the Company, President
                                                    of the Maryland and Pennsylvania Railroad Company and Yorkrail,
                                                    Inc. President and Chief Operating Officer of St. Lawrence &
                                                    Atlantic Railroad Company and Maine Intermodal Transportation,
                                                    Inc.

Steven H. Hill                  42                  Vice President of the Company, Vice President and Chief
                                                    Operating Officer of Maryland and Pennsylvania Railroad
                                                    Company, Yorkrail, Inc., and Emons Logistics Services, Inc.

Matthew C. Jacobson             35                  Vice President of the Company, Maine Intermodal Transportation,
                                                    Inc. and St. Lawrence & Atlantic Railroad Company

         Robert Grossman. For information regarding Mr. Grossman, see "ELECTION OF DIRECTORS," above.

         Scott F. Ziegler. Mr. Ziegler has been Vice President - Finance, Controller and Secretary of the Company since September, 1996 and was Vice President, Controller and Secretary from January, 1993 until September, 1996. Mr. Ziegler was the Director of Finance of Master Power, Inc., a power tools manufacturing company, from December, 1987 to January, 1993. Mr. Ziegler is also Vice President, Controller and Secretary of each of the Company's subsidiaries.

         Alfred P. Smith. For information regarding Mr. Smith, see "ELECTION OF DIRECTORS," above.

         Steven H. Hill. Mr. Hill has been a Vice President of the Company since September 1, 1994. He also has been Vice President since September 1, 1994 and Chief Operating Officer since November 16, 1994 of each of Maryland and Pennsylvania Railroad Company, Emons Logistics Services, Inc. and Yorkrail, Inc. Mr. Hill was Vice President, Sales and Marketing for the Company from November, 1993 until August, 1994 and for Emons Railroad Group from January, 1993 until October, 1993. Mr. Hill was Assistant Vice President, Sales and Marketing for the Emons Railroad Group from November, 1991 until December, 1992. Mr. Hill was the Corporate Traffic Manager for P.H. Glatfelter Company where he managed transportation activities for three paper manufacturing facilities from January, 1985 through October, 1991.

         Matthew C. Jacobson. Mr. Jacobson has been a Vice President of the Company since September, 1996 and has been Vice President of Maine Intermodal Transportation, Inc. and St. Lawrence & Atlantic Railroad Company since May 1, 1996. Mr. Jacobson was an International Sales Manager of an affiliate of Sea-Land Service, Inc. from August, 1995 to April, 1996. Mr. Jacobson was a Market Manager from August, 1992 until December, 1993 and an Account Manager from December, 1993 to August, 1995 of CSX Transportation, Inc. Mr. Jacobson was a pilot, and most recently an instructor pilot, for the United States Air Force from August, 1984 until February, 1993.

         The term of office of each officer expires at the first meeting of directors of the Company following the Meeting.

                            EXECUTIVE COMPENSATION

         The following table sets forth information regarding compensation earned in each of the Company's last three fiscal years by the Chief Executive Officer and the only other executive officer of the Company or its subsidiaries, whose cash compensation exceeded $100,000 during the fiscal year ended June 30, 1996 (a "Named Executive Officer").


                                                                               ---------------------------------------------
                                                                                        Long Term Compensation
                                                                               ---------------------------------------------
                                                Annual Compensation                      Awards             Payouts
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                 Restricted   Securities                All Other
                                                               Other Annual      Stock        Underlying     LTIP       Compen-
     Name and          Fiscal                                  Compensation      Award(s)      Options/    Payouts      sation ($)
Principal Position      Year      Salary ($)      Bonus ($)        ($)           ($) /2/        SARs(#)      ($)
-----------------------------------------------------------------------------------------------------------------------------------
Robert Grossman,        1996        212,000                                                                            18,716 /3/
Chairman and
Chief Executive
Officer                 1995        212,000        26,747                                       25,000                 17,222

                        1994        212,000                                                                            14,479
-----------------------------------------------------------------------------------------------------------------------------------
Alfred P. Smith,        1996        129,600                       30,222 /1/                                            1,249 /4/
President and           1995        127,200        24,201         35,717                        25,000                    919
Chief Operating
Officer                 1994        127,200                                                                             4,983
-----------------------------------------------------------------------------------------------------------------------------------


/1/ Of this amount, $21,466 relates to the reimbursement for relocation expenses of Mr. Smith to Maine to manage the New England business unit and $8,756 relates to an automobile allowance from the Company.

/2/ As of October 1, 1996, Robert Grossman had 50,000 vested and 75,000 unvested shares of Restricted Common Stock. As of October 1, 1996, Alfred P. Smith had 40,000 vested and 60,000 unvested shares of Restricted Common Stock. Based on an average of the closing bid and ask price on June 28, 1996, the unvested shares of Restricted Common Stock were valued at $2.00 per share.

/3/ During the fiscal year ended 1996, the Company paid a $5,137 disability insurance premium, $5,413 of life insurance premiums and $270 of group life insurance premiums on behalf of Mr. Grossman. In that same period, Mr. Grossman received a $7,896 automobile allowance from the Company.

/4/ During the fiscal year ended 1996, the Company paid a $460 disability insurance premium, $687 of life insurance premiums and $102 of group life insurance premiums on behalf of Mr. Smith.

         No stock appreciation rights were granted to a Named Executive Officer by the Company or its subsidiaries during the fiscal year ended June 30, 1996.

         No options were granted to a Named Executive Officer by the Company and none were exercised by a Named Executive Officer during the fiscal year ended June 30, 1996.

         No awards were made to a Named Executive Officer of the Company or its subsidiaries pursuant to a long-term incentive plan during the fiscal year ended June 30, 1996.

Employment and Termination Agreements

         On May 26, 1994, the Company entered into an amendment to the amended and restated employment agreement with Mr. Grossman to employ him as the Company's Chairman of the Board and Chief Executive Officer for a term commencing on December 31, 1994 and ending December 31, 1999, which term shall be extended for additional one year terms unless sixty (60) days' prior written notice of termination is given by Mr. Grossman or the Company. Pursuant to the terms of his employment agreement, if Mr. Grossman's employment is terminated other than for due cause, death or disability, he shall be entitled to a payment equal to twenty-four months' base salary at a rate equal to the highest annualized rate in effect during the six months prior to such termination. The Company shall also continue Mr. Grossman's health, disability and life insurance benefits and car allowance for twenty-four months after such termination. A change in control of the Company or constructive demotion of Mr. Grossman by the Company may constitute a termination under his employment agreement.

         On May 26, 1994, the Company entered into an amendment to an agreement with Mr. Smith commencing on December 31, 1994, and ending December 31, 1999, which term shall be extended for additional one year terms unless sixty (60) days' prior written notice of termination is given by Mr. Smith or the Company. Pursuant to the terms of his agreement, if any involuntary termination of Mr. Smith's employment occurs (other than for due cause) the Company shall pay to Mr. Smith an amount equal to twelve months' base salary (exclusive of bonuses and benefits) at a rate equal to the highest annualized rate in effect during the six consecutive month period immediately prior to termination. Mr. Smith will be entitled to the continuation of his health, disability and life insurance benefits for the twelve-month period following termination. In the event that Mr. Smith terminates his employment after a change in control of the Company and subsequent constructive demotion by the Company, he will be entitled under his agreement to treat such termination as an involuntary termination. The Company retains the right to terminate the employment of Mr. Smith at any time for any reason it deems appropriate.

                       SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information concerning beneficial ownership of the Company's equity securities as of October 1, 1996, by each director individually and all eight directors and executive officers as a group. No director or executive officer of the Company owns any shares of Convertible Preferred Stock. Each non-employee director and each executive officer of the Company has been granted options to purchase Common Stock.


                                                              Amount and Nature of               Percent
Title of Class             Name of Beneficial Owner           Beneficial Ownership               of Class
--------------             ------------------------           --------------------               --------
Common Stock               Robert Grossman                         332,320 /1/                    5.68%

Common Stock               Kimberly A. Madigan                       5,000 /2/                      *

Common Stock               Robert J. Smallacombe                    42,500 /3/                      *

Common Stock               Alfred P. Smith                         156,250 /4/                    2.70%

Common Stock               Dean H. Wise                              1,000 /5/                      *

Common Stock               All directors and officers              691,070 /6/                   11.62%
                           as a group, (8 persons)

      None of the officers and directors of the Company engaged in securities transactions for which they have failed to file, or failed to file on a timely basis, Forms 4 or 5 with the Securities and Exchange Commission.

         None of the current officers and directors of the Company failed to file, or failed to file on a timely basis, a Form 3 with the Securities and Exchange Commission stating that they have assumed the responsibilities of such respective office.

-------------------

* Percentage of shares beneficially owned does not exceed one percent of Common Stock outstanding.

/1/ Includes (i) 1,000 shares owned by Mr. Grossman's wife, as to which Mr. Grossman disclaims beneficial ownership; (ii) 75,000 shares of Restricted Common Stock which have not vested as of October 1, 1996 and are subject to risk of forfeiture; and (iii) currently exercisable options to purchase 30,000 shares of Common Stock at a price of $.906 per share and 75,000 shares of Common Stock at a price of $1.0625 per share. Does not include unvested options to purchase 20,000 shares of Common Stock at a price of $.906 per share and 225,000 shares of Common Stock at a price of $1.0625 per share.

/2/ Includes currently exercisable options to purchase 5,000 shares of Common Stock at a price of $2.4375 per share. Does not include unvested options to purchase 10,000 shares of Common Stock at a price of $2.4375 per shares and unvested options to purchase 10,000 shares of Common Stock at a price of $1.3750 per share.

/3/ Includes currently exercisable options to purchase 7,500 shares of Common Stock at a price of $.906 per share and 5,000 shares of Common Stock at a price of $1.0625 per share. Does not include unvested options to purchase 2,500 shares of Common Stock at a price of $.906 per share and 10,000 shares of Common Stock at a price of $1.0625 per share.

/4/ Includes (i) 60,000 shares of Restricted Common Stock which have not vested as of October 1, 1996 and are subject to risk of forfeiture, and (ii) currently exercisable options to purchase 15,000 shares of Common Stock at a price of $.906 per share and 31,250 shares of Common Stock at a price of $1.0625 per share. Does not include unvested options to purchase 10,000 shares of Common Stock at a price of $.906 per share and 93,750 shares of Common Stock at a price of $1.0625 per share.

/5/ On March 20, 1996, Mr. Wise was granted an option to purchase 15,000 shares of Common Stock at a price of $1.6875 per share.

/6/ See notes 1 through 5 above. Includes 21,000 shares of vested Restricted Common Stock as of October 1, 1996, 84,000 shares of unvested Restricted Common Stock as of October 1, 1996, currently exercisable options to purchase 24,000 shares of Common Stock at a price of $.8125 per share, 4,000 shares of Common Stock at a price of $1.00 per share and 10,000 shares of Common Stock at a price of $1.0625 per share, held by three officers not named above. Does not include unvested options to purchase 16,000 shares of Common Stock at an exercise price of $.8125 per share, 6,000 shares of Common Stock at a price of $1.00 per share, 40,000 shares of Common Stock at a price of $1.0625 per share and 15,000 shares of Common Stock at $1.25 per share, held by three officers not named above.

                     PRINCIPAL STOCKHOLDERS OF THE COMPANY

         The following table sets forth certain information regarding ownership of the Company's equity securities as of October 1, 1996 by each person who is known to the Company to own beneficially more than 5% of its voting securities:

                                                                Amount and Nature
                           Name and Address of                    of Beneficial                Percent
Title of Class              Beneficial Owner                        Ownership                  of Class
--------------             ------------------                   -----------------              --------
Common Stock               IBJ Schroder Bank &                      2,835,432 /1/               49.37%
                             Trust Company
                           One State Street
                           New York, New York 10004

Convertible Preferred      IBJ Schroder Bank &                      1,204,890 /1/                71.71%
  Stock                      Trust Company
                           One State Street
                           New York, New York 10004

Common Stock               Robert Grossman                          332,320                      5.68%
                           96 South George Street
                           York, Pennsylvania 17401

Common Stock               Michael J. Blake                         287,500                      5.01%
                           412 South Fourth Street
                           Suite 1200
                           Minneapolis, Minnesota 17401

--------------


/1/ The Shares owned of record by IBJ Schroder Bank & Trust Company are owned by it in its capacity as escrow agent (the "Escrow Agent") acting for and on behalf of certain holders of claims and interests in Industries, pursuant to the Second Amended and Restated Joint Plan of Reorganization of Industries and ET Railcar Corporation dated November 10, 1986, which shares shall be distributed on a quarterly basis pro rata to holders of certain allowed claims under the Plan. The Escrow Agent, as record owner of those shares, has the power to vote those shares and has expressed its intention to vote such shares, in person or by proxy, proportionally in accordance with the votes cast on each matter by the other holders of the outstanding Common Stock and Convertible Preferred Stock. The number of shares of Common Stock or Convertible Preferred Stock to be distributed to any one holder of claims depends upon the resolution of certain contingent liabilities of Industries. It is not possible to determine at this time either the manner in which those contingent liabilities will be resolved or the resulting disposition of the shares of Common Stock or Convertible Preferred Stock currently held by the Escrow Agent. The Company knows of no individual holder, other than the Escrow Agent, Robert Grossman and Michael J. Blake who beneficially owns more than 5% of the Common Stock or Convertible Preferred Stock.

To the knowledge of the Company, none of the beneficial owners of more than 10% of the Company's equity securities engaged in securities transactions for which they have failed to file, or failed to file on a timely basis, Forms 4 or 5 with the Securities and Exchange Commission.

                            1996 STOCK OPTION PLAN

         The 1996 Stock Option Plan is being submitted for ratification by the stockholders of the Company.

                             The 1996 Option Plan
                             --------------------

         At a meeting on September 18, 1996, the Board of Directors of the Company approved, subject to stockholder ratification, the 1996 Stock Option Plan (the "Plan"). A copy of the Plan is attached as Exhibit A to this Proxy Statement. Set forth below is a summary of the principal terms of the Plan, which should be reviewed carefully by stockholders prior to voting on this proposal. This summary is not complete and is qualified in its entirety by reference to the Plan.

         The Company's 1986 Stock Option Plan expires on December 31, 1996. If ratified by the stockholders at the Meeting, the proposed Plan will become effective upon such expiration. The Plan is intended to attract, retain, and provide incentives to key employees of the Company by offering them an opportunity to acquire or increase a proprietary interest in the Company. Options under the Plan may be granted to existing officers and other key executives or operational employees of the Company and its parents or subsidiaries, whether or not such persons are also directors of the Company. Options may also be granted under the Plan to persons who become officers or key executives or operational employees as a condition to receiving such options. No directors of the Company will be eligible to receive options under the Plan unless they are also full-time salaried officers or key executives or operational employees of the Company or one of its parents or subsidiaries.

         The Plan provides that the Company may grant options for the purchase of up to 500,000 shares of Common Stock (subject to adjustment in the event of stock dividends, stock splits, recapitalizations, mergers, reorganizations, and other events affecting the capitalization of the Company). Limited rights may be granted simultaneously and in connection with certain options. The Company will receive no cash payment in connection with the grant of options or rights thereunder.

         The Plan is administered by the Management Compensation Committee of the Board of Directors (the "Committee"). The Committee has authority under the Plan to designate the persons to whom options and rights will be granted, and, subject to the various provisions of the Plan, to fix the number of shares to be subject to such options and rights and the other terms and conditions of such options. Under the Plan, the Committee may grant incentive stock options ("Incentive Options") or options which do not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended ("Non-Incentive Options"). A member of the Committee cannot receive options under the Plan and cannot serve on the Committee if he was eligible to participate in any employee benefit plan of the Company within the year prior to his appointment. The Committee has full power to construe and interpret the Plan and to establish rules for its administration. The Committee's determinations are final, binding and conclusive upon all persons.

         All options granted under the Plan are subject to the following terms:

         * The option must be evidenced by a written agreement between the Company and the option holder.

         * Each option shall state the number of shares that may be purchased upon exercise of such option and no option shall permit the purchase or issuance of fractional shares.

         * The exercise price of the option must be not less than 100% of the fair market value of the Company's Common Stock at the date of grant. However, if the person to whom the option is granted owns, at the time the option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a parent or subsidiary of the Company, then the price per share shall be not less than 110% of the fair market value of the Company's stock at the date of grant.

         * Options granted under the Plan shall become exercisable at such time or times and into such amounts of the Company's Common Stock for which any such options are granted as may be determined by the Company's Compensation Committee in its sole discretion, subject to the terms and conditions of the Plan. Notwithstanding the preceding sentence, the Compensation Committee may provide that, except as otherwise provided in the Plan, an option may not be exercised in any year for more than a certain percentage of the Company's Common Stock issuable thereunder, conditioned upon the option holder's continued employment by the Company or a parent or subsidiary of the Company.

         * No option granted under the Plan may be exercised for fewer than 100 shares of Common Stock at a time (or the remaining shares then issuable under the option, if less than 100).

         * If an option holder's employment by the Company or a parent or subsidiary terminates for any reason other than death, disability or cause, prior to an option's stated expiration date, then the option will expire on the earlier of (i) the stated expiration date, or (ii) three months after the date that the option holder's employment terminates or, if employment terminates because of death or disability, one year after the date employment terminates. The option can be exercised during such post-employment period only for the amount of stock for which it was exercisable when employment terminated. If a holder is discharged for cause, all rights under such holder's options or other rights granted under the Plan shall expire upon termination of employment.

         * The exercise price payable upon the exercise of an option granted under the Plan must be paid in cash upon exercise or, if the Committee has so designated when it granted the option, by delivering other Common Stock of the Company having an aggregate fair market value equal to the exercise price or by delivering a combination of cash and Common Stock.

         Incentive Options granted under the Plan will be subject to the following terms, in addition to the terms described above which are applicable to all options granted under the Plan:

         * An option holder cannot transfer an Incentive Option granted under the Plan except by his will or the laws of intestacy.

         * During an option holder's life, only the option holder can exercise an Incentive Option.

         * The aggregate fair market value (determined at the time of grant) of the shares of Common Stock subject to all Incentive Options granted to any one person under the Plan (or any other plan of the Company and its subsidiaries and parents) which are exercisable for the first time in any calendar year cannot exceed $100,000.

         * Each Incentive Option granted under the Plan will in most cases expire ten years after the date of its grant. However, if the holder at the time the option was granted owned stock possessing more than 10% of the total combined voting power of all equity securities of the Company or a parent or subsidiary, then the option will expire five years after the date of its grant.

         Non-Incentive Options granted pursuant to the Plan shall be subject to the following terms in addition to the terms described above which are applicable to all options granted under the Plan:

         * Each Non-Incentive Option will expire ten years and one month after the date such option is granted.

         If the Company is dissolved or liquidated, or enters into a merger, reorganization, consolidation or other transaction where neither it nor a parent or subsidiary is the surviving corporation, or if the Company sells all or substantially all of the assets of the Company other than to a parent or subsidiary of the Company, or if a tender offer is made for the Company's Common Stock or if during any twelve-month period a majority of the directors of the Board of the Company are replaced with newly elected individuals, or such existing directors cease to constitute a majority of the Board of Directors of the Company (unless such new directors were nominated by the management of the Company) (each of the foregoing being referred to hereinafter as an "Extraordinary Transaction"), or if after December 31, 1996 any person previously unaffiliated with the Company other than as a stockholder acquires voting shares of the Company in any twelve-month period such that such person holds, directly or indirectly, voting stock representing 25% or more of the then current ordinary voting power of the Company's stock or stock of a parent of the Company (a "Substantial Change in Ownership"), then, effective upon the Board of Directors' approval of the Extraordinary Transaction (other than a tender offer), the commencement of a tender offer or the occurrence of a Substantial Change in Ownership, all outstanding options granted under the Plan will become immediately exercisable in full regardless of the terms of the options. If an option is not exercised or surrendered prior to consummation of the Extraordinary Transaction, then the option will terminate upon such consummation unless the successor corporation in such transaction agrees to assume the option or to provide a substitute option on substantially similar terms. The Board of Directors believes that these provisions for acceleration and surrender will enhance the incentive features of the options granted under the Plan, primarily by permitting the option holders to participate in an Extraordinary Transaction rather than lose the benefits of their options.

         The Committee is authorized to grant certain additional rights to eligible employees simultaneous with the grant of any option. In the event of the Board of Director's approval of an Extraordinary Transaction or the occurrence of a Substantial Change in Ownership, and if in the opinion of counsel to the Company any profit realized by an officer of the Company upon the disposition of Option Stock would inure to the Company's benefit pursuant to
Section 16(b) of the Securities Exchange Act of 1934, as amended, such officer may upon the consummation of such Extraordinary Transaction or promptly after such Substantial Change in Ownership surrender to the Company any then outstanding options (in connection with which a right has been granted) granted under the Plan in exchange for consideration, payable in cash, equal to (i) the positive difference of the Transaction Price (as defined below) minus the price per share of option stock payable pursuant to the applicable option agreement upon the exercise of the option, multiplied by (ii) the number of shares of option stock subject to the unexercised portion of the surrender option (in connection with which a right has been granted). "Transaction Price" shall mean the aggregate of the amount of cash and the fair market value of other consideration which would be receivable (i) on the date on which an officer would dispose of option stock in the applicable Extraordinary Transaction for each share of option stock, or (ii) if such option stock was sold at the highest price on the date on which an officer would dispose of option stock after the effective date of a Substantial Change in Ownership.

         Options granted under the Plan and the shares of Common Stock subject to such options are not currently registered under the Securities Act of 1933, as amended, on the ground that the grant of options and issuance of shares of Common Stock upon exercise are exempt as transactions by an issuer not involving a public offering.

         The Plan will expire ten years after the date of its adoption by the Board of Directors. No option may be granted under the Plan after that date.

         Under the terms of the Plan, the Board of Directors may amend the Plan at any time so long as any amendment does not affect outstanding options or adversely affect the Plan's qualification under the Internal Revenue Code of 1986, as amended (the "Code"). The Board of Directors must obtain the affirmative vote of a majority of all issued and outstanding shares of Common Stock in order to (i) increase the total number of shares of Common Stock for which incentive stock options may be granted and outstanding under the Plan in the aggregate or to any one person, (ii) change the minimum exercise price per share payable upon exercise of options under the Plan (iii) change the designation of the class of persons eligible to receive options under the Plan,
(iv) permit any member of the Committee to receive an option under the Plan; (v) permit an option to be exercised earlier than one year after it is granted, (vi) extend the termination date of the Plan, or (vii) take any other action with respect to the Plan which under the Code would be deemed the adoption of a new plan.

         The Plan is being submitted for stockholder approval in order to meet certain requirements of the Code with respect to the granting of Incentive Options. In addition, stockholder approval is required in order to comply with the conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. This Rule makes it possible, among other things, for officers to surrender for credit, at current fair market value, shares of previously purchased Common Stock in payment of the option exercise price and to receive cash upon surrender of options without incurring "short-swing profit" liability under such Act. The Board believes that this feature substantially enhances the incentive compensation benefits of the Incentive Options.

                        Federal Income Tax Consequences
                        -------------------------------

         a.       Incentive Options
                  -----------------

         Except as described below, neither the granting nor the exercise of an Incentive Option under the Plan will result in recognition of income or loss to the grantee of the option for Federal income tax purposes. If the option holder retains ownership of Common Stock issued upon exercise of an Incentive Option for at least two years from the grant of the option and one year after the stock was transferred to the option holder pursuant to the exercise and at all times during the period beginning on the date of the granting of the option and ending on the day three months before the date of exercise, the option holder was an employee of the Company or a parent or subsidiary of the Company, or a corporation or parent or subsidiary of such corporation issuing or assuming such option in a transaction to which Section 424(a) of the Code applies, then the option holder will be entitled to long-term capital gain treatment on any gain from the subsequent sale of the Common Stock. The basis of the Common Stock will be its exercise price. Any gain from the subsequent sale of stock issued upon exercise of an Incentive Option or loss (measured by the difference between the amount realized on disposition and the basis) will be a long-term capital gain or loss. Generally, the Company will not be entitled to any deduction in connection with the grant or exercise of incentive stock options under the Plan or the sale of Common Stock issued upon exercise of such options.

         If an option holder does not satisfy the holding period for Common Stock acquired upon exercise of an incentive stock option, any gain realized upon the disposition of such Common Stock will be taxed as ordinary income for Federal income tax purposes to the extent of the difference between the option exercise price and the lesser of (i) the fair market value of the Common Stock on the date the option was exercised and (ii) the amount realized upon disposition of the Common Stock. Any amount realized by the option holder in excess of such difference will be either long-term or short-term capital gain, depending on the holding period for the Common Stock. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder.

         If an option holder exercises an Incentive Option granted under the Plan by delivering Common Stock which was acquired upon the prior exercise of an incentive stock option and which had not been held for the required holding period, then the option holder would recognize ordinary income from the disposition of such previously acquired Common Stock. The amount of ordinary income would be determined in the same manner as in the case of any premature disposition of stock received under an incentive stock option, as described above, and the Company would be entitled to a deduction in the amount of such ordinary income. If the Common Stock delivered to pay the exercise price upon exercise of an incentive stock option had not been acquired upon the prior exercise of an incentive stock option, or if it has been acquired upon exercise of an Incentive Option and held for the required period, then the option holder would not recognize any income or gain from such delivery. In such event, the basis and holding period of the number of shares of Common Stock received which equals the number of shares of Common Stock tendered will carry over to such shares received, and any excess shares of Common Stock received will have a zero basis and a new holding period (which will be subject to the one-year and two-year holding period rules described above).

         b.       Non-Incentive Options
                  ---------------------

                  Employees who have been granted Non-Incentive Options will not recognize income for Federal income tax purposes at the time the options are granted. Upon exercise of a Non-Incentive Option for cash, in general, a holder will recognize ordinary income for Federal income tax purposes to the extent of any excess of the fair market value of the Company's Common Stock received upon exercise over the exercise price of such Common Stock. Notwithstanding this rule, directors and officers of the Company who are subject to Section 16-b of the Securities Exchange Act of 1934, as amended, are subject to special tax rules relating to the receipt of shares upon the exercise of Non-Incentive Options. The Company will be entitled to a deduction in the amount which the holder recognizes as ordinary income provided that Federal Tax is withheld on the amount included in income.

         When an employee exercises a Non-Incentive Option by delivering Common Stock, the employee will generally recognize ordinary income to the extent of the fair market value of the excess of the number of shares received on exercise over the number of shares of Common Stock tendered on exercise (as well as ordinary income in connection with the disposition of any Common Stock tendered as a result of a prior exercise of an Incentive Option for which the holding periods described above were not yet met).

         The basis and holding period of the number of shares received equal to the number of shares of Common Stock tendered (assuming no shares failing to meet the one-year and two-year holding periods described above for stock acquired on exercise of an Incentive Option are used) will be carried over and any excess shares received will have a new holding period and a fair market value basis.

         The Company will be entitled to a deduction equal to any ordinary income recognized by the option holder.

         The approval of the Plan requires the affirmative vote of a majority of the votes cast at the Meeting by holders of the Company's Common Stock and Convertible Preferred Stock, voting together as a single class, entitled to vote.

         The Board of Directors recommends a vote "FOR" the Plan.

                             PROPOSAL TO AMEND THE
           CERTIFICATE OF INCORPORATION TO CHANGE THE CAPITALIZATION

         The Company's Certificate of Incorporation provides that the total number of shares of Common Stock that the Company is authorized to issue is 11,000,000 shares. As of October 1, 1996, the Company had (i) 5,742,689 shares of Common Stock outstanding, (ii) 713,500 shares of Common Stock reserved for issuance upon the exercise of outstanding options, and (iii) 220,000 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants. In order to ensure that the Company will have sufficient authorized shares of Common Stock for issuance (i) upon exercise of options that may be granted under the 1996 Stock Option Plan, (ii) as awards that may be made under the restricted stock plan, (iii) upon conversion of the Convertible Preferred Stock to Common Stock, and (iv) in connection with possible future transactions by the Company, the Board has unanimously approved and recommends to the stockholders that they consider and approve an amendment to the Company's Certificate of Incorporation increasing the Company's authorized Common Stock from 11,000,000 shares of Common Stock to 15,000,000 shares of Common Stock. If the proposed amendment is approved, clause number 1 of Article Fourth of the Company's Certificate of Incorporation would be amended to read as follows:

                  "FOURTH:  Number of Shares.
                            ----------------

                           1. The total number of shares of capital stock which
                  the Corporation shall have authority to issue is Eighteen Million (18,000,000) shares, consisting of Fifteen Million (15,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock") and Three Million (3,000,000) shares of Preferred Stock, par value $.01 (the "Preferred Stock") per share."

         The adoption of an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock will result in an increase in the number of authorized but unissued shares of Common Stock that will be available for issuance by the Company's Board without stockholder approval. In addition, the future issuance by the Company of Common Stock may have the effect of delaying or preventing a change of control of the Company without further action by the stockholders.


         The Company has no current plans to issue any shares of Common Stock other than the issuances upon the exercise of outstanding options, the exercise of the Company's warrants or the conversion of the Convertible Preferred Stock to Common Stock. The Board of Directors believes that an increase in the number of authorized shares of Common Stock may enhance the Company's flexibility in connection with possible future actions, such as use in employee benefit plans, stock splits, stock dividends, financings, corporate mergers, acquisitions of property, and other general corporate purposes. Having such authorized capital stock available for issuance in the future will allow additional shares of Common Stock to be issued without the expense and delay of a special meeting of stockholders. Eliminating that delay may better enable the Company to engage in financial transactions and acquisitions which take full advantage of changing market conditions. The Company is not presently engaged in any negotiations concerning the issuance of any shares of additional authorized Common Stock, and there are no present arrangements, understandings or plans concerning the issuance of such shares.

         An affirmative vote by the holders of not less than a majority of the issued and outstanding shares of Common Stock is required for adoption of this proposal to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock. If the proposal is approved, a Certificate of Amendment amending the Certificate of Incorporation will be filed in the Office of the Secretary of State of the State of Delaware as promptly as practicable thereafter and the increased authorized Common Stock will become effective on the close of business on the date of such filing.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                        INDEPENDENT PUBLIC ACCOUNTANTS

         The Company has selected the firm of Arthur Andersen LLP as its independent public accountants to audit the books and accounts of the Company for the 1997 fiscal year.

         Although the appointment of independent public accountants is not required to be ratified by the stockholders, the Board of Directors believes that the stockholders should participate in the selection of the independent public accountants through the ratification process. If such ratification is not obtained, the Board will consider the appointment of other independent public accountants for the following year.

         A representative of Arthur Andersen LLP is expected to be present at the Meeting and to have the opportunity to make a statement and to be available to respond to appropriate questions from stockholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP.

                   PROPOSALS AND NOMINATIONS BY STOCKHOLDERS

         Pursuant to the by-laws of the Company, the Secretary of the Company must be advised in writing of prospective nominations for election to the Board of Directors at the Meeting not less than thirty days before the date fixed for such Meeting.

         Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders of the Company must be received by the Company for inclusion in the Company's Proxy Statement and form(s) of proxy relating to such Meeting no later than June 13, 1997. In order to curtail controversy as to the date on which a proposal was received by the Company, proponents should submit their proposals by Certified Mail Return Receipt Requested. Timely receipt of a stockholder's proposal, however, will satisfy only one of various requirements for inclusion in the Company's proxy materials.

                            DISCRETIONARY AUTHORITY

         It is not intended to bring before the Meeting any matters except the election of directors, the ratification of the appointment of Arthur Andersen LLP as independent public accountants, the ratification of the 1996 Stock Option Plan and the amendment of the Certificate of Incorporation of the Company. Management is not aware at this time of any other matters to be presented for action. If, however, any other matters properly come before the Meeting, the persons named as proxies in the enclosed form of proxy intend to vote in accordance with their judgment on the matters presented.

                                 OTHER MATTERS

         On written request, the Company will promptly provide without charge to each record or beneficial holder of the Company's Common Stock or Convertible Preferred Stock as of the Record Date, a copy of the Company's Annual Report on Form 10-K for the year ended June 30, 1996, as filed with the Securities and Exchange Commission. Requests should be addressed to Investor Relations, Emons Transportation Group, Inc., 96 South George Street, York, Pennsylvania 17401.

                                             By Order of the Board of Directors

                                             -----------------------------------
                                             Scott F. Ziegler
                                             Secretary

October 15, 1996